EXHIBIT 5.8
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                        [Letterhead of Felesky Flynn LLP]



                                                                 August 19, 2002



EnCana Corporation
1800, 855 - 2nd Street SW
Calgary, AB T2P 4Z5

Attention:        Ms. Trudy Curran, Advisor Corporate Legal

Dear Ms. Curran:

                           RE: ENCANA CORPORATION

Reference is made to the registration statement on Form F-9, as amended (the "Registration Statement"), filed by EnCana Corporation (the "Company") with the U.S. Securities and Exchange Commission (the "Commission").

We hereby consent to the reference to this firm under the captions "The Merger -- Certain Tax Matters", "Canadian Federal Income Tax Considerations", "Legal Matters" and "Risk Factors -- Risk Factors Related to PanCanadian" contained in the Joint Information Circular of the Company, dated February 22, 2002, and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                    Yours very truly,

                                    FELESKY FLYNN LLP

                                    /s/ Brian A. Felesky
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                                    Brian A. Felesky